Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 14, 2011, relating to the financial statements and the financial statement schedule, which appears in TranS1 Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
August 31, 2011